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                                                                    Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the use in the Registration Statement of NCO Group, Inc. on Form S-4 of our report dated January 22, 2004 on the financial statements of RMH Teleservices, Inc. (which report expresses an unqualified opinion and includes an explanatory paragraph referring to RMH Teleservices, Inc.'s ability to continue as a going concern), appearing in the proxy statement/prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Philadelphia, Pennsylvania
February 26, 2004